UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2006

HOVNANIAN ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8551	22-1851059
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

110 West Front Street

Red Bank, New Jersey 07701

(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

On June 12, 2006, K. Hovnanian Enterprises, Inc. (“K. Hovnanian”) issued $250,000,000 aggregate principal amount of 8 5/8% Senior Notes due 2017 of K. Hovnanian (the “Notes”) pursuant to the Underwriting Agreement dated June 5, 2006 among K. Hovnanian, Hovnanian Enterprises, Inc. (the “Company”) and the Company’s subsidiary registrants (the “Subsidiary Registrants”) with J.P. Morgan Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc., and Credit Suisse Securities (USA) LLC, as representatives of the other several underwriters named therein. The Notes are guaranteed by the Company and the Subsidiary Registrants. The Underwriting Agreement has previously been filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K dated June 9, 2006. In connection with the issuance of the Notes, the Company entered into the Seventh Supplemental Indenture, dated as of June 12, 2006, by and among K. Hovnanian, the Company, the Subsidiary Registrants and U.S. Bank National Association, as trustee, which is filed as Exhibit 4.1 to this Form 8-K. See “Item 9.01 Financial Statements and Exhibits.”

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 4.1

Seventh Supplemental Indenture, dated as of June 12, 2006, by and among K. Hovnanian Enterprises, Inc., the Company, the Subsidiary Registrants and U.S. Bank National Association, as trustee, relating to the
8 5/8% Senior Notes due 2017 (including form of 8 5/8% Senior Notes due 2017)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC. (Registrant)

By:	/s/ Peter S. Reinhart
Name: Peter S. Reinhart
Title: Senior Vice President and General Counsel

Date:  June 15, 2006

INDEX TO EXHIBITS

Exhibit Number	Exhibit

Exhibit 4.1

Seventh Supplemental Indenture, dated as of June 12, 2006, by and among K. Hovnanian Enterprises, Inc., the Company, the Subsidiary Registrants and U.S. Bank National Association, as trustee, relating to the 8 5/8% Senior Notes due 2017 (including form of 8 5/8% Senior Notes due 2017)